                           MASTER RELATED AGREEMENT TO
                           FIRST RESTATED
                           MASTER DISTRIBUTION PLAN
(AIM INVESTMENT(R) LOGO)   (CLASS A SHARES)

This Master Related Agreement (the "Agreement") is entered into in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") by each registered investment company, listed in Schedule A to this Agreement (each individually referred to as a "Fund", or collectively, "Funds"), severally, on behalf of each of the series of common stock or beneficial interest, as the case may be, set forth in Schedule A to this Agreement (each, a "Portfolio"), with respect to the Class A Shares of each such Portfolio listed on Schedule A. This Agreement, being made between A I M Distributors, Inc. ("Distributors") and each Fund, on behalf of each applicable Portfolio, defines the services to be provided by Distributors, or its designees, for which it is to receive payments pursuant to the First Restated Master Distribution Plan (Class A Shares) (the "Plan") adopted by each of the Funds. The Plan has been approved by a majority of the directors/trustees ("Trustees") of each of the Funds, including a majority of the Trustees who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Dis-Interested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Plan.

1. a. Distributors may use payments received pursuant to Paragraph 2 of this Agreement to provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds. Continuing personal shareholder services may include but are not limited to, distributing sales literature to customers, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting customers in the establishment and maintenance of customer accounts and records and in the placement of purchase and redemption transactions, assisting customers in investing dividends and capital gains distributions automatically in shares, and providing such other services as the Funds or the customer may reasonably request and Distributors agrees to provide. Distributors will not be obligated to provide services which are provided by a transfer agent for a Fund with respect to a Portfolio.

     b. Distributors may also use the payments received pursuant to Paragraph 2 of this Agreement for distribution-related services. As used in this Agreement, "distribution-related services" shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering the Plan.

     c. Distributors may provide the services described in paragraphs a. and b. above either directly or through third parties (its "designees").

2. For the services provided by Distributors or its designees pursuant to this Agreement, each Fund shall pay Distributors a fee, calculated at the end of each month at the annual rate set forth in Schedule A, or such lesser rate as shall be agreed to by Distributors, as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A.

3. The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to Distributors within 10 days after the close of each month.

4. Distributors shall furnish the Funds with such information as shall reasonably be requested by the Trustees of the Funds with respect to the fees paid to Distributors pursuant to this Agreement.

5. Distributors shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

6. Distributors may enter into other similar Master Related Agreements with any other investment company without a Fund's consent.

7. This Agreement shall become effective immediately upon its approval by a majority of the Trustees of each of the Funds, including a majority of the Dis-Interested Trustees, by votes cast in person at a meeting called for the purpose of voting on the Plan and this Agreement.

8. This Agreement shall continue in full force and effect as long as the continuance of the Plan and this Agreement are approved at least annually by a vote of the Trustees, including a majority of the Dis-Interested Trustees, cast in person at a meeting called for the purpose of voting thereon.

9. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the Trustees of such Fund who are Dis-interested Trustees or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates the Fund's Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

10.  This Agreement may be amended by mutual written agreement of the parties.

11. All communications should be sent to the address of each signor as shown at the bottom of this Agreement.

12. This Agreement shall be construed in accordance with the laws of the State of Texas.

                                        A I M DISTRIBUTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Gene L. Needles
                                        Title: President
                                        11 Greenway Plaza, Suite 100
                                        Houston, Texas 77046-1173
                                        Attn: President


EFFECTIVE SEPTEMBER 20, 2006

                                        FUND (LISTED IN SCHEDULE A)
                                        on behalf of the Class A Shares of each
                                        Portfolio listed on Schedule A


                                        By:
                                            ------------------------------------
                                        Name: Philip A. Taylor
                                        Title: President

                                 SCHEDULE "A" TO
                            MASTER RELATED AGREEMENT

                                                       Maximum Aggregate
                        Fund                               Fee Rate*       Plan Calculation Date
                        ----                           -----------------   ---------------------
AIM EQUITY FUNDS
AIM Capital Development Fund A Shares                      0.25(1)         June 17, 1996
AIM Charter Fund A Shares                                  0.25(2)         November 18, 1986
AIM Constellation Fund A Shares                            0.25(2)         September 9, 1986
AIM Diversified Dividend Fund A Shares                     0.25(1)         December 31, 2001
AIM Large Cap Basic Value Fund A Shares                    0.25(1)         July 15, 1999
AIM Large Cap Growth Fund A Shares                         0.25(1)         March 1, 1999

AIM FUNDS GROUP
AIM Basic Balanced Fund A Shares                           0.25(1)         September 28, 2001
AIM European Small Company Fund A Shares(4)                0.25(1)         August 31, 2000
AIM Global Value Fund A Shares                             0.25(1)         December 29, 2000
AIM International Small Company Fund A Shares(4)           0.25(1)         August 31, 2000
AIM Mid Cap Basic Value Fund A Shares                      0.25(1)         December 31, 2001
AIM Select Equity Fund A Shares                            0.25            July 1, 1992
AIM Small Cap Equity Fund A Shares                         0.25(1)         August 31, 2000

AIM GROWTH SERIES
AIM Basic Value Fund A Shares                              0.25(1)         May 29, 1998
AIM Conservative Allocation Fund A Shares                  0.25(1)         April 30, 2004
AIM Global Equity Fund A Shares                            0.25(1, 3)      May 29, 1998
AIM Growth Allocation Fund A Shares                        0.25(1)         April 30, 2004
AIM Income Allocation Fund A Shares                        0.25            October 31, 2005
AIM International Allocation Fund A Shares                 0.25            October 31, 2005
AIM Mid Cap Core Equity Fund A Shares                      0.25(1)         May 29, 1998
AIM Moderate Allocation Fund A Shares                      0.25(1)         April 30, 2004
AIM Moderate Growth Allocation Fund A Shares               0.25(1)         April 29, 2005
AIM Moderately Conservative Allocation Fund A Shares       0.25(1)         April 29, 2005
AIM Small Cap Growth Fund A Shares(4)                      0.25(1)         May 29, 1998

----------
(1)  Effective July 1, 2005, this fee rate was reduced from 0.35% to 0.25%.

(2)  Effective July 1, 2005, this fee rate was reduced from 0.30% to 0.25%.

(3)  Effective January 1, 2005, this fee rate was reduced from 0.50% to 0.35%.

                                                       Maximum Aggregate
                        Fund                               Fee Rate*       Plan Calculation Date
                        ----                           -----------------   ---------------------
AIM INTERNATIONAL MUTUAL FUNDS
AIM Asia Pacific Growth Fund A Shares                      0.25(1)         November 1, 1997
AIM European Growth Fund A Shares                          0.25(1)         November 1, 1997
AIM Global Aggressive Growth Fund A Shares                 0.25(1,3)       September 15, 1994
AIM Global Growth Fund A Shares                            0.25(1,3)       September 15, 1994
AIM International Core Equity Fund A Shares                0.25(1)         March 29, 2002
AIM International Growth Fund A Shares                     0.25(2)         May 21, 1992

AIM INVESTMENT FUNDS
AIM China Fund A Shares                                    0.25            March 31, 2006
AIM Developing Markets Fund A Shares                       0.25(1,3)       May 29, 1998
AIM Enhanced Short Bond Fund A Shares                      0.25            March 31, 2006
AIM Global Health Care Fund A Shares                       0.25(1,3)       May 29, 1998
AIM International Bond Fund A Shares                       0.25            March 31, 2006
AIM Japan Fund A Shares                                    0.25            March 31, 2006
AIM Trimark Endeavor Fund A Shares                         0.25(1)         November 4, 2003
AIM Trimark Fund A Shares                                  0.25(1)         November 4, 2003
AIM Trimark Small Companies Fund A Shares                  0.25(1)         November 4, 2003

AIM INVESTMENT SECURITIES FUNDS
AIM Global Real Estate Fund A Shares                       0.25(1)         April 29, 2005
AIM High Yield Fund A Shares                               0.25            July 1, 1992
AIM Income Fund A Shares                                   0.25            July 1, 1992
AIM Intermediate Government Fund A Shares                  0.25            July 1, 1992
AIM Limited Maturity Treasury Fund A Shares                0.15            December 2, 1987
AIM Municipal Bond Fund A Shares                           0.25            July 1, 1992
AIM Real Estate Fund A Shares(4)                           0.25(1)         August 4, 1997
AIM Short Term Bond Fund                                   0.25(1)         April 30, 2004
AIM Total Return Bond Fund A Shares                        0.25(1)         December 31, 2001

AIM SPECIAL OPPORTUNITIES FUNDS
AIM Opportunities I Fund A Shares                          0.25(1)         June 29, 1998
AIM Opportunities II Fund A Shares                         0.25(1)         December 30, 1998
AIM Opportunities III Fund A Shares                        0.25(1)         December 30, 1999

AIM SUMMIT FUND A Shares                                   0.25            October 31, 2005

AIM TAX-EXEMPT FUNDS
AIM High Income Municipal Fund A Shares(4)                 0.25            December 22, 1997
AIM Tax-Exempt Cash Fund A Shares                          0.25            July 1, 1992

----------
(1)  Effective July 1, 2005, this fee rate was reduced from 0.35% to 0.25%.

(2)  Effective July 1, 2005, this fee rate was reduced from 0.30% to 0.25%.

(3)  Effective January 1, 2005, this fee rate was reduced from 0.50% to 0.35%.

(4) AIM European Small Company Fund, AIM High Income Municipal Fund, AIM International Small Company Fund, AIM Small Cap Growth Fund and AIM Real Estate Fund are closed to new investors.

                                 SCHEDULE "A" TO
                                RELATED AGREEMENT

                                                       Maximum Aggregate
                        Fund                              Fee Rate*        Plan Calculation Date
                        ----                           -----------------   ---------------------
AIM COUNSELOR SERIES TRUST
AIM Advantage Health Sciences Fund A Shares                 0.25(1)        May 15, 2001
AIM Floating Rate Fund A Shares                             0.25           April 14, 2006
AIM Multi-Sector Fund A Shares                              0.25(1)        August 30, 2002
AIM Structured Core Fund A Shares                           0.25           March 31, 2006
AIM Structured Growth Fund A Shares                         0.25           March 31, 2006
AIM Structured Value Fund A Shares                          0.25           March 31, 2006

AIM SECTOR FUNDS
AIM Energy Fund A Shares                                    0.25(1)        March 29, 2002
AIM Financial Services Fund A Shares                        0.25(1)        March 29, 2002
AIM Gold & Precious Metals Fund A Shares                    0.25(1)        March 29, 2002
AIM Leisure Fund A Shares                                   0.25(1)        March 29, 2002
AIM Technology Fund A Shares                                0.25(1)        March 29, 2002
AIM Utilities Fund A Shares                                 0.25(5)        March 29, 2002

AIM STOCK FUNDS
AIM Dynamics Fund A Shares                                  0.25(1)        March 29, 2002

* Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset based sales charge, as these terms are defined under the rules of the NASD, Inc.

----------
(5)  Effective July 10, 2003, this fee rate was reduced from 0.35% to 0.25%.